Exhibit 21.1







                        DIRECT AND INDIRECT SUBSIDIARIES
                        --------------------------------


      Subsidiary                   Percentage             Jurisdiction of
                                   Ownership                Organization

-------------------------------------------------------------------------------

United Solar Ovonic Corp.             100%                    Delaware

United Solar Ovonic LLC               100%                    Delaware

Ovonic Battery Company, Inc.         91.4%                    Delaware

Ovonic Fuel Cell Company LLC          100%                    Delaware

Ovonic Hydrogen Systems LLC           100%                    Delaware






























                                      145